AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 2000

                                                    REGISTRATION NO.  333-50172
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           ------------------------

                        POST EFFECTIVE AMENDMENT NO. 1
                                 ON FORM S-8
                    TO REGISTRATION STATEMENT ON FORM S-4
                      UNDER THE SECURITIES ACT OF 1933*

                           ------------------------
                             CONVERA CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)


           DELAWARE                          7372                    54-1987541
(State or other jurisdiction of  (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)   Classification Code Number)    Identification No.)

     1921 GALLOWS ROAD, SUITE 200, VIENNA, VIRGINIA 22182, (703) 761-3700
             (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)







            EXCALIBUR TECHNOLOGIES CORPORATION 1989 INCENTIVE PLAN
     EXCALIBUR TECHNOLOGIES CORPORATION 1996 EMPLOYEE STOCK PURCHASE PLAN
            EXCALIBUR TECHNOLOGIES CORPORATION 1995 INCENTIVE PLAN
 EXCALIBUR TECHNOLOGIES CORPORATION CONQUEST SOFTWARE, INC. STOCK OPTION PLAN
     EXCALIBUR TECHNOLOGIES CORPORATION 1999 INCENTIVE STOCK OPTION PLAN
                          (Full title of the plans)


                              JAMES H. BUCHANAN
               CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER
                         1921 GALLOWS ROAD, SUITE 200
                            VIENNA, VIRGINIA 22182
                                (703) 761-3700
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                           ------------------------

                                  Copies to:
                               ROBERT H. WERBEL
                     HELLER EHRMAN WHITE & MCAULIFFE LLP
                               711 FIFTH AVENUE
                              NEW YORK, NY 10022
                          TELEPHONE: (212) 832-8300

* See Explanatory Note following this cover page.

                               EXPLANATORY NOTE

This Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 relates to shares of the Registrant's common stock originally registered on the Registration Statement on Form S-4 (No. 333-50172), to which this is an amendment, that are issuable in respect to the plans referred to on the cover page being assumed by the Registrant upon the consummation of the business combination transaction described in the Form S-4. The registration fees in respect of such shares of common stock were paid at the time of the original filing of the Registration Statement on Form S-4 relating thereto. In addition, the Registration Statement also relates to an indeterminate number of shares of common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

                                    PART I

     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION

         Not required to be filed with this Registration Statement.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         The document(s) containing the information specified in this Part I will be sent or given to participants in the plans to which this Registration Statement relates, as specified by Rule 428(b) promulgated under the Securities Act of 1933, as amended, and are not filed as part of this Registration Statement.

                                   PART II


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

         1. The Prospectus dated November 22, 2000, filed as part of the Registration Statement on Form S-4, Registration No. 333-50172 of Convera corporation (the "Company" or the "Registrant") as filed with the Commission on November 21, 2000.

         2. The description of the Company's common stock contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934 on November 21, 2000.

         3. The Company's Form 8-K dated December 21, 2000, filed with the Commission on December 22, 2000.

         4. The Annual Report of Excalibur Technologies Corporation on Form 10-K, as amended by the Annual Report of Excalibur Technologies Corporation on Form 10K/A, for the fiscal year ended January 31, 2000, Commission File No. 0-9747.

         All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents


ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         DELAWARE GENERAL CORPORATION LAW. Section 145(a) of the Delaware General Corporation Law (the "GCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

         Section 145(b) of the GCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 of the GCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, such officer or director shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

         CERTIFICATE OF INCORPORATION AND BYLAWS. The Registrant's Bylaws provide, pursuant to Section 145 of the GCL, for indemnification of officers, directors, employees and agents of the Registrant and persons serving at the request of the Registrant in such capacities within other business organizations against certain losses, costs, liabilities and expenses incurred by reason of their position with the Registrant or such other business organizations. Additionally, the Bylaws provide for such indemnification to continue as to such persons even after they have ceased holding their position with the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The following exhibits are filed as part of this Registration
         Statement:

EXHIBIT
NUMBER   DESCRIPTION
-------  -----------
4.1      Excalibur Technologies Corporation 1989 Incentive Plan (1)

4.2      Excalibur Technologies Corporation 1996 Employee Stock Purchase Plan
         (2)

4.3      Excalibur Technologies Corporation 1995 Incentive Plan (3)

4.4      Excalibur Technologies Corporation Conquest Software, Inc. Stock
         Option Plan (4)

4.5      Excalibur Technologies Corporation 1999 Incentive Stock Option Plan
         (5)

5.1      Opinion of Heller Ehrman White & McAuliffe LLP, counsel to the
         Registrant (Previously filed).

(1) Incorporated herein by reference to Excalibur's Form 10-K for the year ended January 31, 1991, filed April 22, 1991.

(2) Incorporated herein by reference to Excalibur's Proxy Statement for the 1996 Annual Meeting of Shareholders, dated May 28, 1996.

(3) Incorporated herein by reference to Excalibur's Proxy Statement for the 1995 Annual Meeting of Shareholders, dated October 16, 1995.

(4) Incorporated herein by reference to Excalibur's Form 10-K for the year ended January 31, 1996, filed April 30, 1996.

(5) Incorporated herein by reference to Excalibur's Proxy Statement for the 1999 Annual Meeting of Shareholders, dated July 9, 1999.

ITEM 9.  UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from

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             the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-50172 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Vienna, Commonwealth of Virginia, on the 21st day of December, 2000.


                                                    CONVERA CORPORATION

                                                    By  /s/ Patrick C. Condo
                                                    ---------------------------
                                                    Name:  Patrick C. Condo
                                                    Title: President

                              POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement on Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-50172 has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                                    CAPACITY                              DATE
             ---------                                    --------                              ----
        /s/ Patrick C. Condo            President and Director (Principal Executive       December 21, 2000
------------------------------------    Officer)
        Patrick C. Condo

       /s/ James H. Buchanan            Chief Financial Officer                           December 21, 2000
------------------------------------    (Principal Financial and Accounting Officer
        James H. Buchanan

                                EXHIBIT INDEX

EXHIBIT
NUMBER   DESCRIPTION
-------  -----------
4.1      Excalibur Technologies Corporation 1989 Incentive Plan (1)

4.2      Excalibur Technologies Corporation 1996 Employee Stock Purchase Plan
         (2)

4.3      Excalibur Technologies Corporation 1995 Incentive Plan (3)

4.4      Excalibur Technologies Corporation Conquest Software, Inc. Stock
         Option Plan (4)

4.5      Excalibur Technologies Corporation 1999 Incentive Stock Option Plan
         (5)

5.1      Opinion of Heller Ehrman White & McAuliffe LLP, counsel to the
         Registrant (Previously filed).

(1) Incorporated herein by reference to Excalibur's Form 10-K for the year ended January 31, 1991, filed April 22, 1991.

(2) Incorporated herein by reference to Excalibur's Proxy Statement for the 1996 Annual Meeting of Shareholders, dated May 28, 1996.

(3) Incorporated herein by reference to Excalibur's Proxy Statement for the 1995 Annual Meeting of Shareholders, dated October 16, 1995.

(4) Incorporated herein by reference to Excalibur's Form 10-K for the year ended January 31, 1996, filed April 30, 1996.

(5) Incorporated herein by reference to Excalibur's Proxy Statement for the 1999 Annual Meeting of Shareholders, dated July 9, 1999.